Exhibit 24

MTC TECHNOLOGIES, INC.

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

Each undersigned officer and/or director of MTC Technologies, Inc., a Delaware corporation (the “Registrant”), does hereby make, constitute and appoint each of David S. Gutridge, Michael I. Gearhardt, Robert S. Zangri, and Therese C. Mohn with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act, of shares of Common Stock of the Registrant issuable in connection with the Modern Technologies Corporation Master Savings Plan (ii) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 16th day of December, 2003.

Signature	Title

Rajesh K. Soin	Chairman of the Board and Director

David S. Gutridge	Chief Executive Officer, Secretary and Director

Michael I. Gearhardt	Chief Financial Officer, Senior Vice President and Treasurer

/S/ DON R. GRABER Don R. Graber	Director

/S/ LAWRENCE A. SKANTZE Lawrence A. Skantze	Director

/S/ KENNETH A. MINIHAN Kenneth A. Minihan	Director

/S/ WILLIAM E. MACDONALD William E. MacDonald, III	Director

/S/ LESTER L. LYLES Lester L. Lyles	Director